UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2019 (August 2, 2019)
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	000-55764	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2019, the Board of Directors (the “Board”) of Exicure, Inc. (the “Company”), appointed Bali Muralidhar and Bosun Hau to the Board, effective immediately. Each of Dr. Muralidhar and Mr. Hau, were recommended by Abingworth LLP (“Abingworth”) and another investor in the Company’s recently completed public offering of its common stock.
Dr. Muralidhar will serve as a Class I director of the Company, to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2020 or until his earlier death, resignation or removal, while Mr. Hau will serve as a Class III director of the Company, to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2019 or until his earlier death, resignation or removal.

Bali Muralidhar, M.D. Ph.D., has served as partner at Abingworth, an international investment group dedicated to life sciences since March 2019. Prior to joining Abingworth, Dr. Muralidhar was a senior partner at MVM Partners LLP from November 2012 to March 2019. Prior to MVM, he was a member of Bain Capital’s leverage buyout team, focusing on healthcare from April 2011 to November 2012. Dr. Muralidhar currently serves on the supervisory board of Valneva SE, a French biotechnology company traded on the Vienna Stock Exchange and previously served on the board of directors of Wilson Therapeutics AB, a Swedish biopharmaceutical company traded on the Nasdaq Stockholm. Dr. Muralidhar earned a degree in clinical medicine from the University of Oxford and has a Ph.D. in translational cancer research from the MRC Cancer Cell Unit, University of Cambridge.

Since April 2019, Bosun Hau has served as a Managing Director and Co-Head of Private Equity at Tybourne Capital Management, a Hong Kong based global public and private equity investment management firm. From October 2015 to April 2019, Mr. Hau served as a Managing Director and Partner at Sailing Capital, a Hong Kong and Shanghai based global private equity firm. From August 2009 to October 2015, Mr. Hau served as a Partner of MVM Partners LLP, a Boston and London based healthcare investment firm. From 2008 to 2009, Mr. Hau served as a management consultant with McKinsey & Company in Southeast Asia and as an early stage biotechnology investor with S.R. One Ltd, GlaxoSmithKline's corporate venture group. From July 2004 to August 2007, Mr. Hau served as an equity research analyst covering the medical device and pharmaceutical industries for JP Morgan Securities, Inc. and Prudential Securities, Inc. Mr. Hau started his career in sales and marketing at Eli Lilly & Company. Mr. Hau is currently a member of the boards of directors of Bicycle Therapeutics plc and Evolus, Inc., and is a Board Overseer of Beth Israel Deaconess Medical Center in Boston, a major teaching hospital of Harvard Medical School. Mr. Hau received a B.S. in Molecular and Cellular Biology, a B.S.H.S. in Physiological Sciences and a B.A. in Psychology from the University of Arizona, an M.Sc. in Biotechnology from Johns Hopkins University and an M.B.A in Finance and Health Management from the Wharton School at the University of Pennsylvania.
There are no arrangements or understandings between Dr. Muralidhar and any other persons, pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Dr. Muralidhar or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.
There are no arrangements or understandings between Mr. Hau and any other persons, pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Hau or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.
Dr. Muralidhar and Mr. Hau are each entitled to receive compensation and participate in the Company’s director compensation program applicable to all of the Company’s non-employee directors as described in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the SEC on April 30, 2019. In accordance with such program, as of the date of their appointment, the Board determined that each of Dr. Muralidhar and Mr. Hau would receive an annual cash retainer of $35,000 for serving on the Board and granted each of them a stock option to purchase 43,386 shares of common stock of the Company at an exercise price of $2.95 per share, the closing market price per share of the Company’s common stock on the Nasdaq Capital Market on August 2, 2019, the date of grant. The options will vest in equal monthly installments over a three-year period, subject to each of Dr. Muralidhar’s and Mr. Hau’s continued service on the Board. Notwithstanding the foregoing, in the event of a change in control (as defined in the 2017 Equity Incentive Plan) full accelerated vesting of the stock option will occur upon involuntary termination of the non-employee director (i) other than for cause or (ii) for good reason (as such terms are defined in the option award), in either case within the 12-month period following the change in control.
Each of Dr. Muralidhar and Mr. Hau have entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on February 6, 2018.

Except as set forth above, there is no other material Company plan, contract or arrangement in which Dr. Muralidhar and Mr. Hau will participate in connection with their appointments to the Board.

Item 8.01    Other Events.
On August 7, 2019, the Company issued a press release announcing appointment of Dr. Muralidhar and Mr. Hau to the Board. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 7, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2019	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer